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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  December 20, 1996



                           CROSS TIMBERS OIL COMPANY
             (Exact name of registrant as specified in its charter)



   Delaware                       1-10662                   75-2347769
---------------              ----------------          ------------------
(State or other              (Commission File             (IRS Employer
jurisdiction of                  Number)               Identification No.)
incorporation)


      810 Houston Street, Suite 2000, Fort Worth, Texas         76102
          (Addresss of principal executive offices)           (Zip Code)

                                (817) 870-2800
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

     On December 20, 1996, Cross Timbers Oil Company, a Delaware corporation ("the Company"), issued a notice of redemption for its remaining 5-1/4% Convertible Subordinated Notes due November 1, 2003 ("Notes"). The notice calls for the January 21, 1997 redemption of $31,291,000 principal amount of the Notes which will be funded by the Company's bank credit lines. The Bank of New York is the Redemption Agent for the Notes.

     Notes called for redemption may be converted into common stock on or before January 17, 1997 at a price of $23.125 per share (43.243 common shares for each $1,000 principal amount of Notes). If all Notes called for redemption are converted, the Company will issue 1,353,000 additional common shares, bringing total outstanding shares to approximately 18.4 million. Notes called but not converted into common stock will be redeemed at a price of 103.675%, plus accrued interest of 1.167%. If the price of the Company's common stock is $24.25 per share or higher, noteholders who elect to convert will receive common stock having a greater market value than the cash receivable upon redemption.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CROSS TIMBERS OIL COMPANY


Date: January 3, 1997                   By:     LOUIS G. BALDWIN
                                           ---------------------------------
                                                Louis G. Baldwin
                                                Senior Vice President and
                                                  Chief Financial Officer

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